                                                                    EXHIBIT 99.1

Contact:  Paul Muellner                                    FOR IMMEDIATE RELEASE
Chief Financial Officer
John Q. Hammons Hotels, Inc.
417-864-4300

                      JOHN Q. HAMMONS HOTELS, INC. REPORTS
                  BASIC AND DILUTED EARNINGS OF $0.34 AND $0.29
               PER SHARE, RESPECTIVELY, FOR THE FIRST HALF OF 2004

(SPRINGFIELD, MO., August 9, 2004) ---- John Q. Hammons Hotels, Inc. (AMEX: JQH) today reported results for the second quarter and first six months of 2004.

YEAR-TO-DATE RESULTS

Total revenues for the 2004 six months ended July 2, 2004 were $229.5 million, an increase of 4.9% compared to the 2003 six months ended July 4, 2003. We produced EBITDA for the 2004 six months of $59.7 million, down 2.6% compared to $61.3 million in the 2003 six months primarily attributable to the asset impairment charge discussed below. (See attached table for reconciliation of net income to EBITDA and for our definition of EBITDA). The asset impairment charge had a negative effect on EBITDA of $4.6 million for the 2004 six month period.

Basic and diluted earnings per share for the six months ended July 2, 2004 were $0.34 and $0.29, respectively, compared to basic and diluted earnings per share of $0.06 and $0.05, respectively, for the six months ended July 4, 2003.

Net income for the 2004 six month period was $1.7 million, compared to $0.3 million for the same period in 2003. The 2004 results included two items, which, after giving effect to minority interest, had a net impact of $0.3 million on the Company's net income. One of the items was the recognition of a $1.1 million asset impairment, net of minority interest, due to our decision to sell certain non-strategic hotels and reflects the difference between the net book value, less selling costs, and the current estimated fair market value of these hotels. The other item includes $1.4 million for the recapture of the limited partners' losses we absorbed in the fourth quarter of 2003 and second quarter of 2004. An additional $2.4 million must be recaptured before the limited partners can be allocated future earnings in minority interest.

The following represents a reconciliation of the net income (loss), as reported, to net income, as adjusted (in thousands):

                                                           THREE MONTHS ENDED           SIX MONTHS ENDED
                                                      ---------------------------  ---------------------------
                                                      JULY 2, 2004   JULY 4, 2003  JULY 2, 2004   JULY 4, 2003
                                                      ------------   ------------  ------------   ------------
Net income (loss), as reported .................      ($2,622)          $79            $ 1,727       $286

Additions (subtractions):
  Asset impairment, net of expected minority
     interest ..................................        1,115            --              1,115         --

  Reallocation of minority interest losses (gains)      1,928            --             (1,394)        --
                                                      -------           ---            -------       ----
    Sub total ..................................        3,043            --               (279)        --
                                                      -------           ---            -------       ----
Net income, as adjusted ........................      $   421           $79            $ 1,448       $286
                                                      =======           ===            =======       ====

EXECUTIVE COMMENTS

"We are pleased with our results for the first six months of 2004," stated Mr. John Q. Hammons, Chairman and Chief Executive Officer, "We believe our outstanding performance, coupled with the planned sale of non-strategic hotels and debt reduction, will continue to have a positive impact on the value of our Company for our shareholders."

SECOND QUARTER RESULTS

Total revenues for the three months ended July 2, 2004 were $115.2 million, an increase of 6.0% compared to the three months ended July 4, 2003. We produced EBITDA for the 2004 quarter of $26.4 million, down compared to $30.6 million in the 2003 quarter primarily attributable to the asset impairment charge discussed below. (See attached table for reconciliation of net income to EBITDA and for the definition of EBITDA). The asset impairment charge reduced EBITDA by $4.6 million for the 2004 quarter.

Basic and diluted loss per share for the three months ended July 2, 2004 was ($0.51), compared to basic and diluted earnings per share of $0.02 and $0.01, respectively, for the three months ended July 4, 2003.

Net loss for the 2004 second quarter was $2.6 million, compared to net income of $0.1 million for the 2003 quarter. The 2004 results included two items, which, after giving effect to minority interest, had a negative impact of $3.0 million on the Company's net loss. One of the items was the recognition of a $1.1 million asset impairment, net of minority interest, due to our decision to sell certain non-strategic hotels and reflects the difference between the net book value, less selling costs, and the current estimated fair market value of these hotels. The other item includes $1.9 million of the limited partners' losses we absorbed due to the inability of the limited partners' net contribution to fall below zero. A total of $2.4 million must be recaptured before the limited partners can be allocated future earnings in minority interest.

Revenue Per Available Room (RevPAR) was $68.19 for the 2004 quarter, up 4.7% from the prior year's level of $65.16.

FINANCING AND INVESTING ACTIVITIES

Since the beginning of 2003, we have reduced total debt by over $29 million, including scheduled principal amortization. Our current portion of long-term debt ($7.5 million) is attributable to scheduled principal amortization on various individual hotel mortgages.

OPERATIONS OUTLOOK

We forecast that the industry will continue recovery throughout 2004, generating RevPAR and EBITDA above our 2003 levels. This recovery should enhance our cash generation and produce favorable results as we focus on operational efficiencies.

Although we are not developing new hotels, Mr. Hammons personally has numerous projects in various stages of development, which we will manage upon completion, including properties in St. Charles and Springfield, Missouri; Junction City, Kansas; Frisco, Texas; Albuquerque, New Mexico; North Charleston, South Carolina and Hampton, Virginia.

John Q. Hammons Hotels, Inc. is a leading independent owner and manager of affordable upscale, full service hotels located primarily in key secondary markets. We own 47 hotels located in 20 states, containing 11,630 guest rooms or suites, and manage 12 additional hotels located in seven states, containing 2,889 guest rooms or suites. The majority of these 59 hotels operate under the Embassy Suites, Holiday Inn and Marriott trade names. Most of our hotels are located near a state capitol, university, convention center, corporate headquarters, office park or other stable demand generator. A copy of this press release announcing our earnings as well as other financial information will be available in the Investor Relations section of our website at www.jqhhotels.com.

                                     - - -

NOTE - FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, regarding, among other things, our operations outlook, business strategy, prospects and financial position. These statements contain the words "believe," "anticipate," "estimate," "expect," "forecast," "project," "intend," "may," "will," and similar words. These forward-looking statements are not guarantees of future performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others:

      - General economic conditions, including the speed and strength of the economic recovery;

      -     The impact of any serious communicable diseases on travel;

      -     Competition;

      -     Changes in operating costs, particularly energy and labor costs;

      - Unexpected events, such as the September 11, 2001 terrorist attacks, or outbreaks of war;

      - Risks of hotel operations, such as hotel room supply exceeding demand, increased energy and other travel costs and general industry downturns;

      -     Seasonality of the hotel business;

      -     Cyclical over-building in the hotel and leisure industry;

      - Requirements of franchise agreements, including the right of some franchisors to immediately terminate their respective agreements if we breach certain provisions; and

      -     Costs of complying with applicable state and federal regulations.

      These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this press release. We undertake no obligation to update or revise publicly any forward looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

                             - - Tables Attached - -

                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                       (000's omitted, except share data)


                                                                           THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                      ----------------------------    ----------------------------
                                                                      JULY 2, 2004    JULY 4, 2003    JULY 2, 2004    JULY 4, 2003
                                                                      ------------    ------------    ------------    ------------
REVENUES:
    Rooms ........................................................    $     72,157    $     68,959    $    142,345    $    136,362
    Food and beverage ............................................          29,528          27,390          59,602          56,529
    Meeting room rental, related party management fee and other ..          13,465          12,315          27,579          25,903
                                                                      ------------    ------------    ------------    ------------
      Total revenues .............................................         115,150         108,664         229,526         218,794
OPERATING EXPENSES:
    Direct operating costs and expenses:
      Rooms ......................................................          17,673          17,046          34,957          33,326
      Food and beverage ..........................................          23,134          21,982          45,270          43,888
      Other ......................................................             578             701           1,194           1,393
    General, administrative, sales and management service expenses          37,749          33,747          74,106          69,822
    Repairs and maintenance ......................................           4,968           4,585           9,674           9,038
    Asset Impairment .............................................           4,619              --           4,619              --
    Depreciation and amortization ................................          12,079          12,586          24,010          25,067
                                                                      ------------    ------------    ------------    ------------
      Total operating expenses ...................................         100,800          90,647         193,830         182,534
                                                                      ------------    ------------    ------------    ------------
INCOME FROM OPERATIONS ...........................................          14,350          18,017          35,696          36,260
OTHER INCOME (EXPENSE):
    Other income .................................................              --              --              --             175
    Interest income ..............................................             159             156             277             335
    Interest expense and amortization of deferred financing fees .         (17,050)        (17,595)        (34,135)        (35,207)
                                                                      ------------    ------------    ------------    ------------
INCOME (LOSS) BEFORE MINORITY INTEREST AND
    PROVISION FOR INCOME TAXES ...................................          (2,541)            578           1,838           1,563
    Minority interest in income of partnership ...................              --            (439)             --          (1,187)
                                                                      ------------    ------------    ------------    ------------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES ..................          (2,541)            139           1,838             376
    Provision for income taxes ...................................             (81)            (60)           (111)            (90)
                                                                      ------------    ------------    ------------    ------------
NET INCOME (LOSS) ALLOCABLE TO THE COMPANY .......................    $     (2,622)   $         79    $      1,727    $        286
                                                                      ============    ============    ============    ============
BASIC EARNINGS (LOSS) PER SHARE:
    Net earnings (loss) allocable to Company .....................    $      (0.51)   $       0.02    $       0.34    $       0.06
                                                                      ============    ============    ============    ============
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING ........................       5,143,119       5,089,728       5,127,195       5,086,778
                                                                      ============    ============    ============    ============
DILUTED EARNINGS (LOSS) PER SHARE:
    Net earnings (loss) allocable to Company .....................    $      (0.51)   $       0.01    $       0.29    $       0.05
                                                                      ============    ============    ============    ============
DILUTED  WEIGHTED AVERAGE SHARES OUTSTANDING .....................       5,143,119       5,372,627       5,902,355       5,369,677
                                                                      ============    ============    ============    ============

                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
       (AMOUNTS IN THOUSANDS EXCEPT EARNINGS PER SHARE AND OPERATING DATA)


                                                                     THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                 ---------------------------   ---------------------------
                                                                 JULY 2, 2004   JULY 4, 2003   JULY 2, 2004   JULY 4, 2003
                                                                 ------------   ------------   ------------   ------------
RECONCILIATION OF NET INCOME TO EBITDA:
Net income (loss) ...........................................    ($     2,622)  $         79   $      1,727   $        286
Provision for income taxes ..................................              81             60            111             90
Minority interest in earnings of partnership ................               0            439              0          1,187
Interest expense and amortization of deferred financing fees,
  net .......................................................          16,891         17,439         33,858         34,872
Other income ................................................               0              0              0           (175)
Depreciation and amortization ...............................          12,079         12,586         24,010         25,067
                                                                 ------------   ------------   ------------   ------------
EBITDA (a) (b) ..............................................    $     26,429   $     30,603   $     59,706   $     61,327
                                                                 ============   ============   ============   ============

EBITDA MARGIN (% OF TOTAL REVENUE) ..........................            23.0%          28.2%          26.0%          28.0%

(a) EBITDA is defined as income before interest income and expense, income tax expense, depreciation and amortization, minority interest, extinguishment of debt costs and other income. Management considers EBITDA to be one measure of operating performance for the Company before debt service that provides a relevant basis for comparison, and EBITDA is presented to assist investors in analyzing the performance of the Company. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, nor should it be considered as an indicator of the overall financial performance of the Company. The Company's calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

(b) EBITDA for the 2004 periods includes an Asset Impairment charge of $4.6 million.


                                                  THREE MONTHS ENDED             SIX MONTHS ENDED
                                              ---------------------------   ---------------------------
                                              JULY 2, 2004   JULY 4, 2003   JULY 2, 2004   JULY 4, 2003
                                              ------------   ------------   ------------   ------------
TOTAL OWNED HOTELS:
Occupancy ..............................              67.3%          65.7%          66.4%          64.2%
Average Room Rate ......................      $     101.35   $      99.21   $     101.32   $     100.29
RevPAR (Room Revenue per available room)      $      68.19   $      65.16   $      67.26   $      64.43


                                                                JULY 2,       JAN. 2,       JAN. 3,
                                                                 2004          2004          2003
                                                               --------      --------      --------
SELECTED BALANCE SHEET DATA
Current Assets ..........................................      $ 72,605      $ 54,022      $ 52,020
Total Assets ............................................      $821,680      $822,183      $859,972
Current Liabilities Excluding Debt ......................      $ 41,989      $ 41,043      $ 40,789
Current Portion of Long-Term Debt .......................      $  7,492      $  7,423      $ 13,683
Total Long-Term Debt Including Current Portion ..........      $777,106      $781,072      $806,342
Total Cash and Equivalents, Restricted Cash and
  Marketable Securities .................................      $ 81,806      $ 61,222      $ 50,368
Net Debt (Total Long-Term Debt less Total Cash and
  Equivalents, Restricted Cash and Marketable Securities)      $695,300      $719,850      $755,974